Contact:               John Stelben
Interim Chief Financial Officer
(301) 581-5729

Drew Asher
SVP, Corporate Finance
(301) 581-5717

Coventry Health Care Reports First Quarter Earnings

BETHESDA, Md. (April 29, 2011) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended March 31, 2011.  Operating revenues totaled $3.0 billion for the quarter with net earnings of $110.2 million, or earnings per diluted share (EPS) of $0.74.  These results include EPS of $0.08 from the Medicare Advantage Private Fee-for-Service (MA-PFFS) product.

“We are pleased to report a strong start to the year with performance across all seven of our core businesses meeting or exceeding our expectations,” said Allen F. Wise, chairman and chief executive officer of Coventry.  “In addition, today we are increasing our 2011 EPS guidance driven by an improved revenue outlook coupled with SG&A leverage.”

First Quarter 2011 Consolidated Highlights
•	Revenues up 6.6% from the prior year quarter
•	EPS up 12.1% from the prior year quarter
•	Commercial risk membership of 1,636,000, an increase of 135,000 members from the prior year quarter
•	Approximately $750 million of deployable free cash at the parent at quarter-end
o	$150.5 million payment into escrow for potential litigation settlement(1) made in February
•	Repurchased 1.7 million shares for $50.2 million during the quarter
o	Increased share repurchase authorization by 7.5 million shares
o	Total remaining share repurchase authorization of 11.0 million shares at quarter-end

(1)
On February 2, 2011, in relation to a class action lawsuit filed by providers in Louisiana, the Company entered into a definitive settlement agreement with plaintiffs counsel and attorneys representing the provider class setting forth the settlement terms for an amount payable of $150.5 million.  Please refer to the Company’s Form 10-K for the year ended December 31, 2010 for more information, including certain contingencies that must be satisfied before the settlement becomes final.

Selected First Quarter 2011 Highlights

•
Health Plan Commercial Risk. As of March 31, 2011, health plan commercial risk membership was 1,636,000, an increase of 135,000 members from the prior year quarter.  The health plan commercial group risk medical loss ratio (MLR) of 80.2% in the quarter was unchanged from the MLR reported in the prior year quarter.

•
Medicare Advantage. As of March 31, 2011, Medicare Advantage Coordinated Care Plan (MA-CCP) membership was 219,000, an increase of 29,000 members from the prior year quarter, largely driven by the acquisition of Mercy Health Plans which closed on October 1, 2010.  The MA-CCP MLR was 84.2% in the quarter, a decrease of 150 basis points (bps) from the prior year quarter.  During the first quarter, the MA-PFFS product line contributed $0.08 EPS.  As previously announced, the Company did not renew this product line effective January 1, 2010.

•
Medicare Part D. As of March 31, 2011, Medicare Part D membership was 1,159,000, a decrease of 441,000 members from the prior year quarter.  The Medicare Part D MLR was 95.8% in the quarter, an increase of 50 bps from the prior year quarter.

•
Medicaid. As of March 31, 2011, Medicaid membership was 468,000, an increase of 62,000 members from the prior year quarter, largely driven by entry into new markets in Nebraska and Pennsylvania during 2010.  The Medicaid MLR was 86.0% in the quarter, an increase of 200 bps from the prior year quarter.

2011 FULL YEAR GUIDANCE
•	Risk revenue of $10.50 billion to $10.90 billion
•	Management services revenue of $1.175 billion to $1.195 billion
•	Consolidated revenue of $11.675 billion to $12.095 billion
•	Consolidated MLR of 81.9% to 82.5%
•	Cost of sales expense of $264.0 million to $271.0 million
•	Selling, general, and administrative expense (SG&A) of $2.00 billion to $2.04 billion
•	Depreciation and amortization expense of $136.0 million to $140.0 million
•	Other income of $74.0 million to $78.0 million
•	Interest expense of $95.0 million to $102.0 million
o	Includes projected interest expense that would result from any refinancing activities that the Company may pursue in advance of 2012 debt maturities
•	Tax rate of 36.0% to 37.0%
•	Diluted share count of 147.0 million to 149.0 million
•	EPS of $2.65 to $2.85

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:30 a.m. ET on Friday, April 29, 2011.  To listen to the call, dial toll-free at (800) 316-8317 or, for international callers, (719) 325-2443. Callers will be asked to identify themselves and their affiliations.  The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com.  Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission.  A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 7228999.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance, including the guidance herein. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2010, and Coventry’s subsequent filings with the Securities and Exchange Commission.  Among the factors that may materially affect Coventry’s business, operations or financial condition are the ability to accurately estimate and control future health care costs; the ability to increase premiums to offset increases in the Company’s health care costs; general economic conditions and disruptions in the financial markets; changes in laws or regulations or government investigations; potential state guaranty fund assessments; changes in government funding and various other risks associated with our participation in Medicare and Medicaid programs; a reduction in the number of members in the Company’s health plans; the Company’s ability to acquire additional managed care businesses and the Company’s ability to successfully integrate acquired businesses into its operations; an ability to attract new members or to increase or maintain premium rates; the non-renewal or termination of the Company’s government contracts, or unsuccessful bids for business with government agencies; failure of the Company’s independent agents and brokers to continue to market its products to employers; a failure to obtain cost-effective agreements with a sufficient number of providers that could result in higher medical costs and a decrease in membership; negative publicity regarding the managed health care industry generally or the Company in particular; a failure to effectively protect, maintain, and develop our information technology systems; periodic reviews, audits and investigations under the Company’s contracts with federal and state government agencies; litigation, including litigation based on new or evolving legal theories; volatility in the Company’s stock price and trading volume; the Company’s indebtedness, which imposes certain restrictions on its business and operations; an inability to generate sufficient cash to service the Company’s indebtedness; a substantial amount of Coventry’s cash flow is generated by its regulated subsidiaries; the Company’s certificate of incorporation and bylaws and Delaware law, which could delay, discourage or prevent a change in control of the Company that its stockholders may consider favorable; and an impairment of the Company’s intangible assets.  Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies.  Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Quarters Ended
	March 31,
	2011	2010
Operating revenues:	(unaudited)	(unaudited)
Managed care premiums	$2,755,336	$2,570,575
Management services	293,602	288,403
Total operating revenues	3,048,938	2,858,978

Operating expenses:
Medical costs	2,275,161	2,114,343
Cost of sales	67,898	59,145
Selling, general, and administrative	498,590	494,905
Depreciation and amortization	35,816	35,519
Total operating expenses	2,877,465	2,703,912

Operating earnings	171,473	155,066
Operating earnings percentage of total revenues	5.6%	5.4%

Interest expense	20,038	20,130
Other income, net	19,469	20,287

Earnings before income taxes	170,904	155,223

Provision for income taxes	60,671	57,898
Net earnings	$110,233	$97,325

Net earnings per share:
Basic earnings per share	$0.75	$0.67
Diluted earnings per share	$0.74	$0.66

Weighted average shares outstanding, basic	147,219	145,782
Weighted average shares outstanding, diluted	149,184	147,281

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$1,358,531	$1,853,988
Restricted cash – litigation escrow	150,500	-
Short-term investments	308,845	16,849
Accounts receivable, net	275,821	276,694
Other receivables, net	566,170	515,882
Other current assets	331,612	371,528
Total current assets	2,991,479	3,034,941

Long-term investments	2,349,200	2,184,606
Property and equipment, net	262,365	262,282
Goodwill	2,554,966	2,550,570
Other intangible assets, net	415,706	431,886
Other long-term assets	30,267	31,300
Total assets	$8,603,983	$8,495,585

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,307,378	$1,237,690
Accounts payable and accrued liabilities	849,479	942,226
Deferred revenue	161,409	103,082
Current portion of long-term debt	233,903	-
Total current liabilities	2,552,169	2,282,998

Long-term debt	1,365,585	1,599,396
Other long-term liabilities	416,391	414,025
Total liabilities	4,334,145	4,296,419

Stockholders’ equity	4,269,838	4,199,166

Total liabilities and stockholders’ equity	$8,603,983	$8,495,585

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

Quarter Ended
March 31, 2011

Cash flows from operating activities:
Net earnings	$110,233
Adjustments to earnings:
Depreciation and amortization	35,816
Amortization of stock compensation	8,227
Changes in assets and liabilities:
Accounts receivable, net	1,693
Medical liabilities	68,942
Accounts payable and other accrued liabilities	(35,478)
Restricted cash – litigation escrow	(150,500)
Deferred revenue	58,409
Other operating activities	(68,728)
Net cash flows from operating activities	28,614

Cash flows from investing activities:
Capital expenditures, net	(19,658)
Payments for investments, net of sales and maturities	(463,320)
Net cash flows from investing activities	(482,978)

Cash flows from financing activities:
Proceeds from issuance of stock	8,865
Payments for repurchase of stock	(51,784)
Excess tax benefit from stock compensation	1,826
Net cash flows from financing activities	(41,093)

Net change in cash and cash equivalents for current period	(495,457)
Cash and cash equivalents at beginning of period	1,853,988
Cash and cash equivalents at end of period	$1,358,531

Cash and Investments:
Cash and cash equivalents	$1,358,531
Short-term investments	308,845
Long-term investments	2,349,200
Total cash and investments	$4,016,576

COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

	Q1 2011	Total 2010	Q4 2010	Q3 2010	Q2 2010	Q1 2010
Membership by Product (000s)
Health Plan Commercial Risk	1,636		1,641	1,533	1,522	1,501
Health Plan Commercial ASO	688		698	636	657	663
Medicare Advantage CCP	219		224	193	192	190
Medicaid Risk	468		468	462	413	406
Health Plan Total	3,011		3,031	2,824	2,784	2,760

Other National ASO	383		459	462	466	482
Total Medical Membership	3,394		3,490	3,286	3,250	3,242

Medicare Part D	1,159		1,628	1,618	1,631	1,600

Total Membership	4,553		5,118	4,904	4,881	4,842

Revenues by Product Type (000s)
Commercial Risk	$1,491,099	$5,540,470	$1,475,773	$1,380,019	$1,367,457	$1,317,221
Commercial Management Services	77,842	327,084	81,861	79,869	82,395	82,957
Medicare Advantage	591,242	2,114,205	579,329	522,202	505,084	507,592
Medicaid Risk	311,066	1,133,353	312,359	286,762	268,460	265,771
Total Health Plan and Medical Services Businesses	2,471,249	9,115,112	2,449,322	2,268,852	2,223,396	2,173,541

Medicare Part D	358,445	1,604,198	357,941	348,784	423,664	473,809
Other Premiums	26,415	100,130	24,770	25,054	25,201	25,105
Other Management Services	218,141	856,072	215,279	215,185	217,706	207,904
Total Specialized Managed Care Businesses	603,001	2,560,400	597,990	589,023	666,571	706,818

Total Premiums	2,778,267	10,492,356	2,750,172	2,562,821	2,589,866	2,589,498
Total Management Services	295,983	1,183,156	297,140	295,054	300,101	290,861
Other/Eliminations	(25,312)	(87,596)	(22,296)	(22,094)	(21,826)	(21,381)
Total Revenue	$3,048,938	$11,587,916	$3,025,016	$2,835,781	$2,868,141	$2,858,978

Consolidated Coventry

Operating Income % of Revenues	5.6%	5.9%	7.8%	10.3%	0.2%	5.4%

SGA % of Revenues	16.4%	16.9%	17.6%	17.0%	15.8%	17.3%

Total Health Plan Medical Liabilities (000s)(2)	$1,087,137		$1,021,667	$952,810	$1,026,355	$979,173
Health Plan Days in Claims Payable (DCP) (2)	50.40		48.62	51.70	55.47	54.14

Total Debt (millions)	$1,599.5		$1,599.4	$1,599.3	$1,599.2	$1,599.1
Total Capital (millions)	$5,869.3		$5,798.6	$5,655.7	$5,442.7	$5,418.2
Debt to Capital	27.3%		27.6%	28.3%	29.4%	29.5%

COVENTRY HEALTH CARE, INC.
SELECTED REVENUE AND MEDICAL COST STATISTICS
(Unaudited)

	Q1 2011	Total 2010	Q4 2010	Q3 2010	Q2 2010	Q1 2010
Revenue PMPM
Health Plan Commercial Group Risk	$320.97	$314.58	$316.34	$315.82	$313.92	$312.05
Medicare Advantage(3), (4)	$883.09	$876.67	$857.39	$899.89	$867.43	$885.26
Medicare Part D(5)	$90.86	$87.96	$85.74	$87.56	$90.49	$88.05
Medicaid	$221.16	$218.98	$223.54	$215.51	$217.77	$218.76

MLR%
Consolidated Total	82.6%	79.4%	79.0%	77.2%	79.1%	82.3%

Health Plan Commercial Group Risk	80.2%	79.2%	81.3%	76.8%	78.3%	80.2%
Medicare Advantage(4)	84.2%	82.0%	84.1%	77.0%	81.2%	85.7%
Medicare Part D	95.8%	83.7%	64.7%	79.0%	90.7%	95.3%
Medicaid	86.0%	85.7%	85.4%	89.0%	84.2%	84.0%

Explanatory Notes

(2)
 “Total Health Plan Medical Liabilities” and “Health Plan Days in Claims Payable” are calculated consistent with prior disclosures to exclude MA-PFFS for all periods presented due to the Company’s non-renewal of this product line effective January 1, 2010.  These statistics exclude the effect of the Preferred Health Systems acquisition for the first quarter of 2010 due to the timing of closing (February 1, 2010).

(3)	Revenue PMPM excludes the impact of revenue ceded to external parties.

(4)	Beginning with Q1 2010, Medicare Advantage revenue and medical cost statistics represent the MA-CCP business only as the Company did not renew the MA-PFFS product line effective January 1, 2010.

(5)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.